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                                                                     Exhibit 3-B
                                                                    Page 1 of 13

                              CODE OF REGULATIONS
                                      OF
                        COLUMBIA ASSURANCE AGENCY, INC.

                                   ARTICLE I

                            MEETING OF SHAREHOLDERS

Section 1.01 - Annual Meetings.

      (a) An annual meeting of shareholders, for the election of directors, for the consideration of any reports, and for the transaction of such other business as may be brought before the meeting, shall be held on the first Monday of June or on such other date as may be designated by the Board of Directors.

      (b) If the annual meeting is not held or if directors are not elected at the meeting, the directors may be elected at any special meeting called and held for that purpose.

Section 1.02 - Special Meetings.

      (a) A special meeting of shareholders may be called (i) by the President; or (ii) by any other officer or assistant officer then authorized pursuant to this Code of Regulations or otherwise by the Board of Directors to call such meetings; or (iii) by a majority of the members of the Board of Directors acting with or without a meeting; or (iv) by any persons holding twenty-five percent (25%) or more of the shares then outstanding and entitled to vote at a meeting of shareholders.

      (b) Upon the request in writing being delivered to the President or to the Secretary by any person or persons entitled to call a meeting of shareholders, the person to whom the request is delivered shall give notice to shareholders of the meeting. If the request is refused, the person or persons making the request may call a meeting of shareholders by giving notice in the manner hereinafter provided in
            Section 1.04.

Section 1.03 - Place of Meetings.

      (a) The annual and all other meetings of the shareholders shall be held at such places as may from time to time be designated by the Board of Directors.


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                                                                     Exhibit 3-B
                                                                    Page 2 of 13

      (b) If another place has not been designated by the Board of Directors, all meetings shall be held at the principal office of the Corporation.

Section 1.04 - Notice of Meetings.

      (a) Each shareholder shall furnish the Secretary with an address to which notices of meetings and other notices or correspondence may be addressed.

      (b) Written notices of the time and place of any meeting of shareholders shall be given to each shareholder of record entitled to vote at such meeting by the President or by the Secretary or, in the event of their failure to do so, by the person or persons entitled to call such meeting.

      (c) Except as otherwise required by the laws of the State of Ohio, notice of any meeting of shareholders shall be given not more than sixty (60) days nor less than seven (7) days before the day upon which the meeting is to be held, by serving the notice personally upon each shareholder or by mailing the same to the address of each shareholder as last shown upon the records of the Corporation.

      (d) Except as otherwise required by the laws of the State of Ohio, no publication of any notice of any meeting of shareholders shall be required.

      (e) In the event of any transfer of shares after notice has been given, but prior to the day upon which the meeting is to be held, it shall not be necessary to give any additional notice to the transferee.

      (f) In addition to stating the time and the place of the meeting, every notice of a special meeting of shareholders shall state briefly the purpose specified by the person or persons calling such meeting. Any business other than that stated in the notice shall be taken up at such meeting only with the unanimous written consent of the holders of all the shares entitled to vote at such meeting.

Section 1.05 - Waiver of Notice of Meeting.

      (a) Any shareholder may, either before or after any meeting, waive any notice required to be given by law or under this Code of Regulations. Notice of any meeting of shareholders shall not be required to be given to any shareholder who attends such meeting either in person or by proxy.

      (b) Any waiver of notice must be in writing and filed with or entered upon the records of the Corporation.


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                                                                     Exhibit 3-B
                                                                    Page 3 of 13

Section 1.06 - Quorum.

      (a) Those shareholders present in person or by proxy, entitled to exercise a majority of the voting power shall constitute a quorum for any meeting of shareholders.

      (b) In the event of an absence of a quorum at any meeting or at any adjournment thereof, a majority of those present in person or by proxy and entitled to vote may adjourn such meeting from time to time. At any adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.07 - Action Without Meeting.

            Any action which may be authorized or taken at a meeting of shareholders, may be taken without a meeting if authorized by a writing signed by all shareholders who would be entitled to notice of a meeting called for such purpose.

Section 1.08 - Organization.

            Upon the request of any shareholder at any annual meeting of shareholders, the order of business shall be, unless changed by affirmative vote of a majority of the shareholders present in person or by proxy, as follows:

            (i)     Roll call, to establish a quorum.
            (ii)    Appointment of inspectors of election if requested.
            (iii)   Acceptance of minutes of previous meeting.
            (iv)    Presentation of annual financial report.
            (v)     Presentation of reports of directors and committees.
            (vi)    Presentation of officers' reports.
            (vii)   Election of Board of Directors.
            (viii)  Consideration of unfinished business.
            (ix)    Consideration of new business.

Section 1.09 - Voting.

      (a) Each shareholder of any class of the Corporation entitled to vote on any matter shall be entitled in person or by proxy to one vote on each matter for each share registered in the shareholder's name on the books of the Corporation.


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                                                                     Exhibit 3-B
                                                                    Page 4 of 13

      (b) Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. Persons voting pledged shares shall be entitled to vote such shares unless the pledgee shall have been expressly empowered by the shareholder to vote such shares in which case only the pledgee or his proxy may vote such share.

Section 1.10 - Proxies.

      (a) At any meeting of shareholders, any person who is entitled to attend, or to vote thereat, and to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers, and releases, and exercise any of his other rights, by proxy or proxies appointed by writing signed by such person.

      (b) Voting by proxy or proxies shall be governed by all of the provisions of the laws of the State of Ohio, including the provisions relating to the sufficiency of the writing, the duration of the validity of the proxy or proxies, and the power of substitution and revocation.

                                  ARTICLE II

                              BOARD OF DIRECTORS

Section 2.01 - General Powers.

            The powers of the Corporation shall be exercised, its business and affairs conducted, and its property managed under the direction of the Board of Directors, except as otherwise provided by the laws of the State of Ohio, by the Articles of Incorporation, or by this Code of Regulations.

Section 2.02 - Bylaws.

            The Board of Directors may adopt bylaws to govern its own proceedings and its transactions of business, as well as the administration of the Corporation, the conduct of the Corporation's business and other affairs, management of the Corporation's property, and any other matters properly within the authority or discretion of the Board of Directors so long as consistent with the laws of the State of Ohio, the Articles of Incorporation, and the Code of Regulations.

Section 2.03 - Number.

      (a)   The Board of Directors shall consist of five (5) directors.


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                                                                     Exhibit 3-B
                                                                    Page 5 of 13

      (b) Without amendment of this Code of Regulations, the number of directors may be fixed or changed by resolution adopted by the shareholders at any meeting.

      (c) No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

Section 2.04 - Classification and Term.

      (a) Unless the Board of Directors is divided into classes as provided in this Code of Regulations, the term of office of each director shall be until adjournment of the next succeeding annual meeting of shareholders, or an action in lieu thereof, at which directors are elected or until a successor is elected as director.

      (b) Without amendment of this Code of Regulations, the Board of Directors may be divided, by resolution of the shareholders, into two (2) or three (3) classes with each class to consist of three
            (3) or such larger number of directors as the shareholders shall from time to time determine. Each class shall be designated consecutively as Class I, Class II, and Class III, if any. All classes shall be initially elected at the annual meeting of shareholders coinciding with or next following adoption of the resolution classifying the Board of Directors, and the initial term of office of each class shall be as follows: Class I shall be until the first such succeeding annual meeting; Class II shall be until the second such succeeding annual meeting; and Class III, if any, shall be until the third such succeeding annual meeting. Thereafter, the term of office of each class shall be until the second, or, if three (3) classes, the third annual meeting at which directors are elected after the initial term of that class. Each director of each class shall hold office until a successor is elected as director.

Section 2.05 - Notice of Meeting.

      (a) Written notice of the time and place of each meeting of the Board of Directors shall be given to each director either by personal delivery, or by mail, telegram, facsimile, or cable at least two (2) days before each meeting.

      (b) Any director may waive notice of the time and place of any meeting of the Board of Directors, either before or after the holding of the meeting.

Section 2.06 - Place of and Quorum and Manner of Acting at Meetings.

      (a) Unless another place is designated by the Board of Directors, the place of all meetings shall be the principal office of the Corporation; provided,

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                                                                     Exhibit 3-B
                                                                    Page 6 of 13

            however, that any meeting may be held by telephone or through other communications equipment if all directors participating can hear each other.

      (b) Except as otherwise provided in this Code of Regulations, a majority of the number of directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting; provided that if the meeting is held by telephone or through other communications equipment at which all directors participating can hear each other, such participation shall constitute attendance at such meeting.

      (c) Except as otherwise provided in this Code of Regulations, the act of the majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors.

      (d) In the absence of a quorum at any meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time until a quorum shall be present and notice of any adjourned meeting need not be given.

Section 2.07 - Resignations.

      (a) Any director of the corporation may resign at any time by giving written notice to the President or Secretary of the Corporation.

      (b) A resignation shall take effect at the time specified therein, and, unless otherwise specified therein, shall become effective upon delivery. The acceptance of any resignation shall not be necessary to make it effective unless so specified in the resignation.

Section 2.08 - Removal of Directors.

      (a) Any director may be removed, with or without cause, at any time by the affirmative vote of a majority of the outstanding shares then held of record by the shareholders of the Corporation entitled to vote at a special meeting of the shareholders called for that purpose.

      (b) Any vacancy in the Board of Directors caused by any removal may be filled by the shareholders at the same meeting.

Section 2.09 - Vacancies.

            Shareholders entitled to elect directors shall have a right to fill any vacancy in the Board of Directors at any special meeting of shareholders


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                                                                     Exhibit 3-B
                                                                    Page 7 of 13

            called for that purpose or at any annual meeting. Any director so elected by the shareholders to fill a vacancy shall serve for the remaining term of the vacant office and until a successor is elected and qualified.

                                  ARTICLE III

                        EXECUTIVE AND OTHER COMMITTEES

Section 3.01 - Creation.

      (a) The Board of Directors may create an Executive Committee or any other committee of directors consisting of not less than two (2) directors, and may delegate to each such committee any of the authority of the Board of Directors other than the filling of vacancies on the Board of Directors or in any committee of directors.

      (b) Each such committee shall serve at the pleasure of the Directors, shall act only in the intervals between meetings of the Directors, and shall be subject to the control and direction of the Directors.

Section 3.02 - Alternate and Ex Officio Members.

      (a) The Board of Directors may appoint one or more Directors as alternate members of any committee, which alternate member or members may take the place of any absent member or members at any meeting of such committee.

      (b) The Board of Directors may appoint any one or more persons (including persons who are not directors) as ex officio members of any committee, which ex officio member or members shall be entitled to be present in person, to present matters for consideration and to take part in consideration of any business by the committee at any meeting of the committee, but which ex officio member or members shall not be counted for purposes of a quorum nor for purposes of voting or otherwise in any way for purposes of authorizing any act or other transaction of business by such committee.

Section 3.03 - Authority and Manner of Acting.

      (a) Unless otherwise provided in this Code of Regulations or in the Bylaws or unless otherwise ordered by the Board of Directors, any such committee may act by majority of its members (excluding ex officio members) at a meeting or by a writing or writings signed by all of its members (excluding ex officio members).

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                                                                     Exhibit 3-B
                                                                    Page 8 of 13

      (b) Any act or authorization of an act or transaction of business by any such committee within the authority delegated to it shall be as effective for all purposes as the act or authorization of the Board of Directors.

                                  ARTICLE IV

                                   OFFICERS

Section 4.01 - Officers.

      (a) The officers shall be a President, a Treasurer and a Secretary and such Vice Presidents and other officers or assistant officers as the Board of Directors may from time to time deem necessary and appoint. In addition, the Board of Directors may elect a Chairman from among themselves. More than one office may be held by the same person, but only a director may serve as Chairman.

Section 4.02 - Appointment and Term of Office.

            The officers of the Corporation shall be appointed from time to time by the Board of Directors as it shall determine, and new offices may be created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been appointed.

Section 4.03 - Resignation.

      (a) Any officer or assistant officer may resign at any time by giving written notice to the Board of Directors or the Chairman, if any, or to the President or Secretary of the Corporation.

      (b) A resignation shall take effect at the time specified therein, and, unless otherwise specified therein, shall become effective upon delivery. The acceptance of such resignation shall not be necessary to make it effective unless so specified in the resignation.

Section 4.04 - Removal.

            Any officer or assistant officer may be removed by the Board of Directors with or without cause whenever in its judgment the best interests of the corporation would be served thereby.

Section 4.05 - Duties of Officers.

      (a) The Chairman, if any, shall preside at all meetings of shareholders and all meetings of the Board of Directors.


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                                                                     Exhibit 3-B
                                                                    Page 9 of 13

      (b) The President shall be the chief executive officer of the Corporation, and shall, in the absence of a Chairman, preside at all meetings of shareholders and, unless another person is designated by the Board of Directors, all meetings of the Board of Directors.

      (c) Each of the following officers -- the Chairman, if any, the President, any Vice President, the Secretary, and the Controller-Treasurer -- jointly or any one of them individually, shall have the authority to sign, execute and deliver in the name of the Corporation any deed, mortgage, bond, instrument, agreement, or other document evidencing any transaction authorized by the Board of Directors, except where the signing or execution thereof shall have been expressly delegated to another officer or person on the Corporation's behalf.

      (d) In the absence of any officer or assistant officer or for any other reason which the Board of Directors may deem sufficient, the Board of Directors may delegate the authorities and duties of any officer, or any assistant officer to any other officer, assistant officer, or to any director.

      (e) In addition to the foregoing, each officer or assistant officer shall perform all duties as may from time to time be delegated to each of them by this Code of Regulations or by the Board of Directors or any committee of directors as provided herein.

                                   ARTICLE V

                              TRANSFER OF SHARES

Section 5.01 - Certificate for Shares.

      (a) Every owner of any share of any class of the Corporation shall be entitled to a certificate which shall be in such form as the Board of Directors shall prescribe, certifying the number of shares in the Corporation owned by him.

      (b) The certificates for the respective classes of shares shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board or the President and by the Secretary or the Treasurer.

      (c) A record shall be kept by the Secretary of the name of each person owning the shares represented by each certificate, the number of shares represented thereby, the date thereof and, in case of cancellation, the date of cancellation.


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                                                                     Exhibit 3-B
                                                                   Page 10 of 13

      (d) Every certificate surrendered to the Corporation for exchange or transfer shall be canceled and no new certificate or certificates shall be issued in exchange for any existing certificate until the existing certificate shall have been so canceled, except in the cases provided for in Section 5.03.

Section 5.02 - Transfers.

      (a) Transfer of shares in the Corporation shall be made only on the books of the Corporation by the registered holder, an executor or administrator or other legal representative of the registered holder, or by an attorney authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent appointed by the Board of Directors.

      (b) The person in whose name shares stand on the books of the Corporation shall, to the full extent permitted by the laws of the State of Ohio, be deemed the owner thereof for all purposes.

Section 5.03 - Lost, Stolen, or Destroyed Certificates.

      (a) The holder of any shares in the Corporation shall immediately notify the Secretary of any lost, stolen or destroyed certificate, and the Corporation may issue a new certificate in the place of any certificate alleged to have been lost, stolen, or destroyed.

      (b) The Board of Directors may, at its discretion, require the owner of a lost, stolen, or destroyed certificate or his legal representative to give the Corporation a bond on such terms and with such sureties as it may direct, to indemnify the Corporation against any claim that may be made against it on account of the alleged lost, stolen, or destroyed certificate.

      (c) The Board of Directors may, however, at its discretion, refuse to issue any such new certificate except pursuant to legal proceedings in accordance with Section 1701.24 or other applicable sections of the Ohio Revised Code.

Section 5.04 - Record Date.

      (a) The Board of Directors may, by resolution, fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to


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                                                                     Exhibit 3-B
                                                                   Page 11 of 13

            any such allotment or rights, or to exercise the rights in respect to any such change, conversion, or exchange.

      (b) Only such shareholders of record on the date so fixed shall be entitled to receive notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the Corporation after such record date.

                                  ARTICLE VI

                         INDEMNIFICATION AND INSURANCE

Section 6.01 - Indemnification.

      (a) Directors and Officers. To the fullest extent not prohibited by applicable law, the Corporation shall indemnify each person against any and all costs and expenses (including attorney fees, judgments, fines, penalties, amounts paid in settlement, and other disbursements) actually and reasonably incurred by or imposed upon such person in connection with any action, suit, investigation, or proceeding (or any claim or other matter therein), whether civil, criminal, administrative, or otherwise in nature, including any settlements thereof or any appeals therein, with respect to which such person is named or otherwise becomes or is threatened to be made a party by reason of being or at any time having been a director or officer of the Corporation, or by reason of being or at any time having been, while such a director or officer, an employee or other agent of the Corporation or, at the direction or request of the Corporation, a director, trustee, officer, administrator, manager, employee, member, advisor, or other agent of or fiduciary for any other corporation, partnership, trust, venture, or other entity or enterprise including any employee benefit plan.

      (b) Employees and agents. The Corporation shall indemnify any other person to the extent such person shall be entitled to indemnification under the laws of the State of Ohio by reason of being successful on the merits or otherwise in defense of an action to which such person is named a party by reason of being an employee or other agent of the Corporation, and the Corporation may further indemnify any such person if it is determined on a case by case basis by the Board of Directors that indemnification in the specific case is warranted.

      (c) General. Notwithstanding anything to the contrary in this Code of Regulations, no person shall be indemnified to the extent, if any, it is determined by the Board of Directors or by written opinion of legal counsel


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                                                                     Exhibit 3-B
                                                                   Page 12 of 13

            designated by the Board of Directors for such purpose that indemnification is contrary to applicable law.

Section 6.02 - Insurance.

            The Corporation may, as the Board of Directors may direct, purchase and maintain such insurance on behalf of any person who is or at any time has been a director, officer, employee, or other agent of or in a similar capacity with the Corporation, or who is or at any time has been, at the direction or request of the Corporation, a director, trustee, officer, administrator, manager, employee, member, advisor, or other agent of or fiduciary for any other corporation, partnership, trust, venture, or other entity or enterprise including any employee benefit plan against any liability asserted against and incurred by such person.

                                  ARTICLE VII

                                 MISCELLANEOUS

Section 7.01 - Corporate Seal.

            The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal 1997 Ohio". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.02 - Checks

            All checks, drafts, notes, bills of exchange and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) shall, unless otherwise directed by the Board of Directors, or unless required by law, be signed by any two of the following officers: the President, any Vice President, the Secretary or any Assistant Secretary; provided that in every case at least one such officer shall be the President, a Vice President or the Secretary. The Board of Directors may, however, notwithstanding the foregoing provision, by resolution adopted at any meeting, authorize any of said officers or any employee of the Corporation so designated by the Board of Directors of the Corporation to sign, checks, drafts, and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above or any employee of the Corporation so designated by the Board of Directors of the Corporation, or different combinations of such officers or any employee of the Corporation so designated by the Board of Directors of the Corporation, who may, in the name of the Corporation, execute checks, drafts, and such orders for


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                                                                     Exhibit 3-B
                                                                   Page 13 of 13

            the payment of money on its behalf. Further, the President is authorized to designate to the Corporation's banks, in writing, individuals employed in the Columbia Gas System Service Corporation Cash Management Department, who need not be officers or employees of the Corporation to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as to the amount to be transferred, to any bank, pursuant to previously issued written orders, signed by officers of the Corporation or by any employee of the Corporation so designated by the Board of Directors of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.

Section 7.03 - Amendment.

            This Code of Regulations may be amended in whole or part by the affirmative vote at a meeting or by the written consent without a meeting of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation.

Section 7.04 - Close Corporation Agreement.

            Any provision of this Code of Regulations which at any time conflicts with the provision of any agreement which is a close corporation agreement, within the meaning of section 1701.01(X), Ohio Revised Code, that is in effect with respect to this Corporation at such time shall be deemed superseded by that provision of the close corporation agreement, and in the event of any such conflict, this Code of Regulations and the close corporation agreement shall be construed to give effect to the provisions of the close corporation agreement to the extent not inconsistent with section 1701.591, Ohio Revised Code.